                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
       (TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)
                                     PROSPECTUS NUMBER: 1792


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $100,000,000


CUSIP NUMBER:            59018S T38


INTEREST RATE:           5.87000%


ORIGINAL ISSUE DATE:     November 13, 1998


STATED MATURITY DATE:    November 15, 2001


INTEREST PAYMENT DATES:  Each May 15th and November 15th, commencing on May 15, 1999 through May 15, 2001, and on the Stated Maturity Date, subject to Following Business Day Convention.



REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   November 9, 1998

